UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2002

PAPER WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-23389	41-1612534
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7630 Excelsior Boulevard

St. Louis Park, Minnesota  55426

(Address of principal executive officers)

(952) 936-1000

(Registrant’s telephone Number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On June 28, 2002, Paper Warehouse, Inc. issued a press release announcing that the Company’s common stock will be delisted from the Nasdaq Small Cap Market at the opening of business on July 2, 2002.  The Company expects its common stock to trade on the Over-the-Counter (OTC) Bulletin Board following its delisting from the Nasdaq Small Cap Market.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired.

Not Applicable

(b)   Pro Forma Financial Information.

Not Applicable

(c)   Exhibits.

Exhibit 99.1 — Press Release dated June 28, 2002 issued by Paper Warehouse, Inc.

(filed electronically herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPER WAREHOUSE, INC.

Dated: June 28, 2002	By	/s/ Cheryl W. Newell
Cheryl W. Newell
Vice President and
Chief Financial Officer

	By	/s/ Diana G. Purcel
Diana G. Purcel
Vice President and
Controller